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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 18, 2000


                               Bikers Dream, Inc.
               (Exact name of issuer as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


        0-15501                                           33-0140149
(Commission File Number)                      (IRS Employer Identification No.)


                     3810 Wacker Drive, Mira Loma, CA 91752
         (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (909) 360-2500
                                                           --------------

                    11631 Sterling Avenue, Riverside CA 92503
         (Former name or former address, if changed since last report)
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ITEM 5. Other Events


     On January 18, 2000, Bikers Dream, Inc. ("Bikers Dream") entered into a definitive Asset Purchase Agreement (the "Agreement") to sell to V-Twin Holdings, Inc. ("V-Twin") the assets related to the operation of Bikers Dream's retail stores division ("Retail Division"). The Retail Division (i) sells and services motorcycles at five Superstores in Santa Ana, Sacramento and San Diego, California, Dallas, Texas, and Conover, North Carolina, (ii) licenses Bikers Dream's intellectual property and use of its business model and operating manuals to independently owned Bikers Dream Superstores pursuant to certain license agreements, and (iii) operates an e-commerce site for the sale of motorcycle parts, accessories and apparel. The assets ("Assets") used in the Retail Division include all fixed assets, inventory and equipment used in the Retail Division, the right to operate the Retail Division under the assumed name "Bikers Dream", all intellectual property assets relating to the Retail Division, the right to use the domain name "bikers-dream.com", all rights under license agreements with independently owned Bikers Dream Superstores, and all rights under real property leases and equipment leases pertaining to each of Bikers Dream's five owned Superstores.

     The purchase price for the assets is $3,500,000 (the "Purchase Price"), which will be paid as follows: (i) a $1,000,000 promissory note payable over five years which pays interest at the rate of five (5) per cent per annum (the "Note"), (ii) 166,667 shares of common stock of V-Twin valued at a price of six
(6) dollars per share, and (iii) assumption by V-Twin of certain liabilities relating to the operation of the Retail Division, including Bikers Dream's obligations to repay a $1.5 million credit line from Cycle Capital Corporation, an affiliate of V-Twin. The Note is secured in favor of Bikers Dream by a first priority security interest in the Assets, subject however, to the security interests in new motorcycles granted by V-Twin to Cycle Capital Corporation and any other provider of floor plan financing to V-Twin.

     Pursuant to the terms of the Agreement, the Purchase Price is subject to adjustment after the settlement date, in the event the original purchase cost of the Assets, as determined in accordance with the provisions of the Agreement, is less than or exceeds $3,500,000.

     Bikers Dream will have the right to nominate one member of the Board of Directors of V-Twin as long as the Note remains outstanding or for so long as Bikers Dream continues to hold at least 20,000 shares of V-Twin common stock. Bikers Dream has appointed Herm Rosenman, President and CEO of Bikers Dream, to fill such Board seat.

     The amount of consideration to be received by Bikers Dream pursuant to the Agreement was based on Bikers Dream's evaluation of the Assets being sold and the book value of the Assets. This value was arrived at by negotiations between Bikers Dream and V-Twin.


ITEM 7. Financial Statements and Exhibits

       (a)    Not applicable

       (b)    Not applicable

       (c) The following exhibit is provided in accordance with the provisions of Item 601 of Regulation S-B:

              1.   Asset Purchase Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       BIKERS DREAM, INC.
                                          (Registrant)



                                       By: /s/ Herm Rosenman
                                           -------------------------------------
                                           Herm Rosenman
                                           President and Chief Executive Officer

Dated:  January 18, 2000


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